UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 19, 2006 (October 16, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont 05654
(Address of principal executive offices)                    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

As previously reported, on July 28, 2006, the Company signed a purchase and sale agreement ("Agreement") for the sale of two of its quarry properties and assets located in South Carolina to New England Stone, LLC ("Buyer"). On September 20, 2006, the Company reported that the parties mutually agreed to extend the time for closing to October 16, 2006.

On October 19, 2006, the parties entered into a further amendment of the Agreement, pursuant to which the parties agreed to extend the time for closing to a date not later than November 17, 2006. In addition, the parties agreed to reduce the purchase price for the real and personal property from $1,050,000 to $900,000. buyer has paid a $100,000 earnest money deposit into escrow, and has acknowledged that with the exception of title matters, due diligence has been completed and is satisfactory.

ROCK OF AGES CORPORATION

 FORM 8-K

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: October 19, 2006	By: /s/ Michael B. Tule Michael B. Tule Senior Vice President/General Counsel